UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2016, BankUnited, Inc. (the “Company”) announced that Rajinder P. Singh, the Company’s Chief Operating Officer, will succeed John A. Kanas as President and Chief Executive Officer effective January 1, 2017.

Mr. Kanas informed the Company’s Board of Directors (the “Board”) that he will retire from his role as President and Chief Executive Officer effective December 31, 2016.  Mr. Kanas will continue to serve as Chairman of the Board upon his retirement.  The decision of Mr. Kanas to retire is not related to any disagreement between Mr. Kanas and the Company.

Thomas M. Cornish will become Chief Operating Officer of the Company effective January 1, 2017.

 Mr. Singh, 45, has served on the Board since July 2013 and is currently the Company’s Chief Operating Officer, and one of the founding organizers of the Company.  Mr. Singh has been Chief Operating Officer since October 2010, and prior to that, he served as Head of Mortgage Banking and Corporate Development since May 2009.  Mr. Singh also served as Corporate Secretary of the Company from May 2009 to June 2013.  From April 2008 to May 2009, Mr. Singh led the financial services practice of WL Ross & Co., a private equity firm and one of the original investors in the Company.  From December 2006 through April 2008, Mr. Singh served as Executive Vice President for Capital One’s banking segment which includes retail, small business and commercial banking businesses in New York, New Jersey, Connecticut, Louisiana and Texas and a national direct deposit gathering franchise.  Previously, Mr. Singh served as Head of Corporate Strategy and Development for North Fork from February 2005 to December 2006.  During his tenure, North Fork was acquired by Capital One for $13.2 billion.  Prior to joining North Fork in February 2005, Mr. Singh spent nine years at FleetBoston Financial Corporation and last served as Managing Director of Corporate Strategy and Development.   Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi.  Mr. Singh’s qualifications to serve on the Board include his banking experience and his understanding of regulatory and corporate governance matters.

Mr. Cornish, 57, has been the Bank’s President, Florida Region since March 2014.  In his role as President, Florida Region, Mr. Cornish is responsible for retail and commercial banking services in the state.  From 2004 to March 2014, Mr. Cornish served as President and CEO of Marsh & McLennan Agency, Florida Region.  Prior to that, he held several senior leadership positions with SunTrust Bank from 1983 through 2003.  While with Marsh & McLennan Agency, Mr. Cornish was recognized with honors as “Miami’s CEO of the Year” by the South Florida Business Journal and the “Ultimate CEO” by Business Leader Magazine.  Mr. Cornish was also elected to the Florida International University School of Business Hall of Fame in 2013.  Mr. Cornish currently serves as the chairman of the Florida International University Foundation Board of Directors.  He is also the chairman of the FIU Wolfsonian Museum and Chairman of the Board of the Miami Children’s Hospital Foundation.  Mr. Cornish is a past chairman of the Beacon Council and Assurex Global Corporation.  He is a past board member of the Camillus House, The Chapman Partnership and past member of the Orange Bowl committee.  Mr. Cornish earned his B.A. degree from Florida International University.

Mr. Singh, Mr. Cornish or certain of their respective affiliates are parties to certain transactions with the Company described in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders, which descriptions are incorporated by reference in Item 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and herein.

Item 8.01	Other Events.

A copy of the Company’s press release related to the matters described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	BankUnited, Inc. press release issued on August 31, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance.

The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this Current Report on Form 8-K are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 available at the SEC’s website (www.sec.gov).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2016	BANKUNITED, INC.

/s/ Leslie N. Lunak
	Name:	Leslie N. Lunak
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	BankUnited, Inc. press release issued on August 31, 2016